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                                                                    EXHIBIT 23-A




                     CONSENT OF COOPERS & LYBRAND L.L.P.





We consent to the incorporation by reference in Ford Motor Credit Company's Registration Statement on Form S-3 of our report dated January 27, 1995 on our audits of the consolidated financial statements and financial statement schedule of Ford Motor Credit Company and Subsidiaries at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, and is included in the Ford Motor Credit Company Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.




/s/ COOPERS & LYBRAND L.L.P.

Detroit, Michigan
November 14, 1995